NEWTEKONE, INC. ARTICLES SUPPLEMENTARY NEWTEKONE, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”), that: FIRST: Section 5.1 of Article 5 of the amended and restated charter of the Corporation (the “Charter”) authorizes the issuance of two hundred million (200,000,000) shares of the Corporation’s stock, initially consisting of 200,000,000 shares of common stock, par value $0.02 per share (“Common Stock”). Article 5 of the Charter expressly authorizes the board of directors of the Corporation (the “Board of Directors”) to classify unissued stock into shares of another class or series of stock, including Preferred Stock, in which case and the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in Section 5.1 of Article 5. Section 5.4 of Article 5 of the Charter expressly authorizes the Board of Directors to provide for the issuance of shares of Preferred Stock into one or more classes or series of stock, fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. SECOND: Under the power contained in Article 5 of the Charter, the Board of Directors classified and designated 20,000 authorized but unissued shares of Preferred Stock as the “Series A Convertible Preferred Stock” and fixed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such Series A Convertible Preferred Stock. THIRD: Subject in all cases to the provisions of Article 5 of the Charter, the Series A Convertible Preferred Stock shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article 5 of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof: Section 1. Designation and Number. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The number of shares constituting such series shall be 20,000 . The Series A Convertible Preferred Stock shall have par value of $0.02 per share. Section 2. Ranking. The Series A Convertible Preferred Stock will rank senior to all future issuances of preferred stock other than those which, by their respective terms, rank pari passu with or senior to the Series A Convertible Preferred Stock, and shall rank senior to the Common Stock with respect to all terms (other than voting, as set forth herein), including, the payment of dividends or distributions, and payments and rights upon liquidation, winding up and dissolution. Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

2 (a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended. (b) “Articles Supplementary” means these Articles Supplementary relating to the Series A Convertible Preferred Stock. (c) “Business Day” means a day, other than a Saturday or Sunday, on which banks in Connecticut are open for the general transaction of business. (d) “Date of Original Issue” has the meaning set forth in Section 4. (e) “Dividends” has the meaning set forth in Section 4. (f) “Dividend Payment Date” has meaning set forth in Section 4. (g) “Dividend Period” has meaning set forth in Section 4. (h) “Holder” means the Person in whose name the shares of the Series A Convertible Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Convertible Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes. (i) “Liquidation Preference” means, as to the Series A Convertible Preferred Stock, $1,000 per share, plus all accrued but unpaid dividends thereon (j) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust. (k) “Proceeding” means an action, claim, suit, arbitration, hearing, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition). (l) “Reorganization Event” means (i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property or assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or (iii) any change, including by capital reorganization, reclassification or otherwise (other than a transaction resulting in an adjustment pursuant to Section 4 below), of the Common Stock into securities including securities other than Common Stock. (m) “Series A Convertible Preferred Stock” has the meaning set forth in Section 1. (n) “Voting Security” has the meaning set forth in 12 C.F.R.§225.2(q) or any successor provision.

3 Section 4. Dividends and Distributions; Adjustments for Combinations and Divisions of Common Stock. (a) Holders of Series A Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative cash dividends (“Dividends”) in a per share amount equal to the greater of (i) an amount at a rate per annum equal to 8.0% of the Liquidation Preference of each such share (subject to adjustment as provided herein), or (ii) the amount the Holder of such share of Series A Convertible Preferred Stock would have received during the applicable Dividend Period (as defined below) in respect of such share if such share had been converted into Common Stock immediately prior to the payment of such Dividend, payable in arrears on each April 1, July 1, October 1 and January 1, beginning on the first such date following the date of issuance (each, a “Dividend Payment Date”). If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance in the case of the first Dividend Period) to but excluding the next Dividend Payment Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360- day year consisting of twelve 30-day months. (b) Dividends on shares of Series A Convertible Preferred Stock shall accumulate from the date on which the first shares of such Series A Convertible Preferred Stock are originally issued (the “Date of Original Issue”) or, with respect to any shares of Series A Convertible Preferred Stock issued after the Date of Original Issue, shall be cumulative from the most recent Dividend Payment Date to which dividends have been paid in full. Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date. (c) For so long as shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other shares of capital stock, if any, ranking junior to the Series A Convertible Preferred Stock as to dividends) with respect to Common Stock or any other shares of the Corporation ranking junior to or on a parity with the Series A Convertible Preferred Stock as to dividends, unless full cumulative dividends on Series A Convertible Preferred Stock payable for all past Dividend Periods have been declared and accrued, paid or set aside. (d) Subject to Section 8 below, in the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Series A Convertible Preferred Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Series A Convertible Preferred Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Series A Convertible Preferred Stock outstanding immediately prior to such event.

4 Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions per share of Series A Convertible Preferred Stock in an amount equal to the greater of (i) one-and-one quarter (1.25x) times the Liquidation Preference for such share of Series A Convertible Preferred Stock, or (ii) the amount the Holder of such share of Series A Convertible Preferred Stock would receive in respect of such share if such share had been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up, plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, until payment in full is made to the Holders of Series A Convertible Preferred Stock on the liquidation distribution to which they are entitled, (i) no dividend or other distribution shall be made to the holders of Common Stock or any other class of shares of capital stock of the Corporation ranking junior to the Preferred Stock upon dissolution, liquidation or winding up and (ii) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or any other class of shares of capital stock of the Corporation ranking junior to the Preferred Stock upon dissolution, liquidation or winding up. (b) After payment to the Holders of Series A Convertible Preferred Stock of the full preferential amounts provided for in this Section 5, the Holders of Series A Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. (c) The Corporation’s consolidation or merger with or into any other Person, the consolidation or merger of any other Person with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up. Section 6. Conversion. (a) A Holder shall be permitted to convert upon written request to the Corporation, shares of Series A Convertible Preferred Stock into shares of Common Stock. Each share of Series A Convertible Preferred Stock initially shall be convertible into 47.54053782 shares of Common Stock. (b) To effect any permitted conversion under Section 6(a), the Holder shall surrender the certificate or certificates evidencing such shares of Series A Convertible Preferred Stock, if any, duly endorsed, to the Corporation in accordance with Section 13(a) and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Promptly following the surrender of such certificate(s) or written instruction with respect to book-entry shares, the Corporation shall cause the shares of Common Stock to be issued in book entry form, or, upon written notice from the Holder, cause to be delivered to the Holder a certificate representing such shares, in the name of the Holder or in such other name or names as the Holder may designate, in the event that such conversion is with respect to some, but not all, of the Holder’s shares of Series A Convertible Preferred Stock, the Corporation shall cause the number of shares of Series A Convertible Preferred Stock held in book entry form to be adjusted to the number of shares of Series A Convertible Preferred Stock that were not converted to Common Stock. (c) Shares of Series A Convertible Preferred Stock converted in accordance with this Section 6 will resume the status of authorized and unissued stock, undesignated as to series and available for future issuance.

5 (d) All shares of Common Stock delivered upon conversion of the Series A Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances other than those established by the Holder thereto. Section 7. Voting Rights. (a) Holders of Series A Preferred Stock shall be entitled to vote on an as-converted basis, together with the holders of all outstanding shares of Common Stock, voting together as a single class, on each matter on which the holders of Common Stock are entitled to vote as set forth herein or as required by applicable law. (b) So long as any shares of Series A Convertible Preferred Stock are outstanding, and subject to Section 8 herein, the vote or consent of the Holders of a majority of the shares of Series A Convertible Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating: (i) Any amendment, alteration or repeal of any provision of these Articles Supplementary or the Charter that would adversely affect the rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock (and for the avoidance of doubt, Section 7(b)(ii) shall apply in the case of any Reorganization Event); or (ii) The consummation of any Reorganization Event that would adversely affect the rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock; provided that in no case shall such vote or consent be required so long as the Holders of the Series A Preferred Stock shall be entitled to consideration in the applicable Reorganization Event in a manner consistent with Section 8. (c) Holders of shares of Series A Convertible Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of shares of Series A Convertible Preferred Stock are entitled to vote as a single class pursuant to Section 7(b), including any action by written consent. Section 8. Reorganization Events. (a) So long as any shares of Series A Convertible Preferred Stock are outstanding, if there occurs a Reorganization Event, then a Holder shall, effective as of the consummation of such Reorganization Event, automatically receive for such Series A Convertible Preferred Stock the type and amount of securities, cash and other property receivable in such Reorganization Event by a Holder of the number of shares of Common Stock into which the number of shares of Series A Convertible Preferred Stock held by such Holder would then be convertible. (b) In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders of Series A Convertible Preferred Stock shall be entitled to participate in such elections as if they had converted all of their Series A Convertible Preferred Stock into Common Stock immediately prior to the election deadline. Section 9. Reservation of Shares Issuable upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock such number of shares of Common

6 Stock as will from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Section 10. Redemption. (a) At any time following the five year anniversary of the Date of Original Issue, upon approval by the Board of Directors of the Corporation, the Corporation may, in its sole discretion, redeem all or any part of the then outstanding shares of Series A Convertible Preferred Stock at a price equal to its Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends, if any, accumulated to (but excluding) the date fixed for redemption, whether or not earned or declared by the Corporation, but excluding interest on any such distribution or payment. Under such circumstances, the Corporation shall provide no less than thirty (30) days nor more than ninety (90) days’ notice to the Holders of Series A Convertible Preferred Stock that, unless such shares have been converted in accordance with Section 6 by a certain date, the shares will be redeemed. For the avoidance of doubt, upon receiving such notice, the Holders of Series A Convertible Preferred Stock shall have the option to convert all of such Holders’ then outstanding shares of Series A Convertible Preferred Stock into shares of Common Stock in accordance with Section 6 hereof at any time prior to such redemption. In connection with such redemption, Holders would receive payment for all declared and unpaid dividends on the shares of Series A Convertible Preferred Stock as of the date of redemption, but after the redemption, Holders shall no longer be entitled to the dividends, liquidation preference or other rights attributable to Holders of the Series A Convertible Preferred Stock. (b) Notice of any redemption pursuant to Section 10(a) shall be sent by or on behalf of the Corporation, at least thirty (30) days and not more than ninety (90) days before the date fixed for redemption, by first class mail, postage prepaid, to all Holders of record of Series A Convertible Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Convertible Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the procedures that the holders must follow to redeem such shares, and (iv) that dividends on the shares to be redeemed will cease to accumulate on the redemption date. (c) In case of any redemption of only part of the shares of Series A Convertible Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Convertible Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof. (d) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds or other consideration necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the consideration payable on such redemption, without interest. Any funds unclaimed at the end of twelve (12) months from the redemption date shall, to the extent permitted by law, be released to the

7 Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. (e) After receiving approving a redemption pursuant to Section 10(a), the Corporation shall set aside sufficient funds to redeem all the shares of the Series A Convertible Preferred Stock in accordance with this Section 10 in order to terminate the rights of the Holders of the Series A Convertible Preferred Stock in advance of the redemption date. Section 11. Maturity. The Series A Convertible Preferred Stock shall be perpetual, unless converted or redeemed in accordance with these Articles Supplementary. Notwithstanding anything to the contrary in these Articles Supplementary, nothing contained herein shall prohibit the Corporation from repurchasing or otherwise acquiring shares of Series A Convertible Preferred Stock in voluntary transactions with the Holders. Any shares of Series A Convertible Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of stock of the Corporation. Section 12. Replacement Certificates. (a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation. (b) The Corporation shall not be required to issue any certificates representing the Series A Convertible Preferred Stock on or after a conversion pursuant to Section 6. In place of the delivery of a replacement certificate following such a conversion, the Corporation, upon delivery of the evidence and indemnity described in Section 12(a), shall deliver the shares of Common Stock pursuant to the terms of the Series A Convertible Preferred Stock formerly evidenced by the certificate. Section 13. Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or five (5) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Corporation, to its office at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, Attention: Chief Executive Officer, (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given. (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Series A Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Convertible Preferred Stock with respect to which such shares or other securities are issued of delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment

8 has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. (c) All payments on the shares of Series A Convertible Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof. (d) No share of Series A Convertible Preferred Stock shall have any rights of preemption whatsoever under these Articles Supplementary as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted. (e) The shares of Series A Convertible Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law. FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. FIFTH: The undersigned officer acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury. SIXTH: These Articles Supplementary shall be effective on the date of acceptance for record by the Department. [Signatures appear on following page.]

9 IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary as of this 3rd day of February, 2023. ATTEST: NEWTEKONE, INC. By: /s/ Michael A. Schwartz By: /s/ Barry Sloane Name: Michael A. Schwartz Name: Barry Sloane Title: Chief Legal Officer and Corporate Secretary Title: Chairman, President and Chief Executive Officer